UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 1, 2010

CHARTER CORPORATE SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	333-155432	26-3302685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 E. Chevy Chase Drive, Glendale, CA	91206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 818 434 5244

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)
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ITEM 4.01

STATEMENT CONCERNING AUDITORS

The Registrant filed a registration statement on Form S-1 in November 18, 2008. It was declared effective on February 2, 2009. The audited financial statements that were exhibits to the registration statement were prepared by Steven P. Corso, CPA, who represented himself to be a partner in the firm of Gruber & Co. LLC.

On or about February 14, 2010 the registrant discovered that Mr. Corso was not a partner, employee or in any way associated with the accounting firm of Gruber & Co., LLC. Further the registrant has determined that Mr. Corso is incarcerated on unknown charges. Gruber & Co, LLC has advised that they have no association with Mr. Corso and that their firm did not render any opinion concerning the Registrant's financial statements.

In light of this recent development no reliance should be placed on any prior audited statements which were filed with the United States Securities and Exchange in connection with the Registrant's S-1 registration statement appear under the letterhead of Gruber & Co., LLC.

On February 15, 2010, the Registrant appointed Thomas J. Harris, registered independent public accountant as auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER CORPORATE SERVICES, INC. (Registrant)

By:	/s/ Patrick C. Brooks
Patrick C. Brooks President, Director and Chief Executive Officer